UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2008

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of May 2008 issued on June 3, 2008 appears below.

June 3, 2008

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

FHLBNY Advances Averaged $86.8 Billion

As of April 30, 2008, the book value of advances increased to $88.5 billion, up $2.6 billion from March. The average advance level for April was $86.8 billion. The subprime mortgage crisis and its fallout have created a volatile environment. But because of the conservative and prudent lending practices of our community member lenders supported by the Home Loan Bank's accessible, low-cost liquidity, the community banking sector continues to work through the situation with confidence and strength. With our competitive pricing, innovative products, and quality service, we look forward to providing you with high quality performance and greater value for your membership in the Home Loan Bank.

Michael M. Horn Elected to Serve as Board Chair

The Board of Directors voted in mid-May to elect Vice Chair Michael M. Horn to serve as Board Chair until December 31, 2009. Mr. Horn replaces former Chair David W. Lindstrom, who resigned from the Board earlier in the month.

Mike Horn is a veteran member of the Board, serving as a Public Interest Director for a total of over 16 years, and he is also a seasoned legal expert in the financial services sector. Mr. Horn has been a partner since 1990 in the Newark, New Jersey, office of McCarter & English, LLP, a law firm with 400 lawyers in seven states. He was Commissioner of Banking for the State of New Jersey from 1982 to 1984 and was State Treasurer from 1984 to 1986. He received the "Outstanding Service to State Government Award" from the National Governors Association in 1985. Mr. Horn is a Board Member of the Community Foundation of New Jersey, serves as Counsel for the New Jersey League of Community Bankers, and is Bank Regulatory Committee Chair of the Banking Section of the New Jersey Bar Association.

I would like to thank David Lindstrom for his outstanding service during his five-year tenure on the Board, including his service as Board Vice Chair and Chair.

U.S. Senate Banking Committee Passes GSE Reform Bill

On May 20, 2008, the Senate Banking Committee marked up and approved, by a vote of 19 to 2, the "Federal Housing Finance Regulatory Reform Act of 2008." And on May 8, 2008, the House passed GSE reform legislation, by a vote of 266 to154, as part of a broader housing relief package included in H.R. 3221, the "American Housing Rescue and Foreclosure Prevention Act of 2008." The FHLBank provisions in H.R. 3221 were identical to those in an earlier GSE reform bill, H.R. 1427, which the House passed on May 22, 2007. Senate leaders from both parties have expressed optimism that the Senate bill can be brought to the Senate floor as early as the second week in June, passed by a wide margin, conferenced with the House, and sent to the President by July 4.

Both bills would abolish the Federal Housing Finance Board and OFHEO, and would establish a new regulator – the Federal Housing Finance Agency – for the Federal Home Loan Banks, as well as Fannie Mae and Freddie Mac. The new regulator would be headed by a Director appointed by the President and confirmed by the Senate for a five- year term. Three Deputy Directors would oversee, respectively, Enterprise Regulation, FHLBank Regulation, and Housing Mission and Goals. (The Deputy Director for Housing Mission and Goals would have oversight of the housing mission and goals of Fannie and Freddie, as well as oversight of the housing finance and community and economic development mission of the FHLBanks.)

Enclosed is a brief summary of the Federal Home Loan Bank provisions contained in the bill passed by the Senate Banking Committee.

We will continue to work closely with the Members of Congress and their staffs, the Council of the Federal Home Loan Banks (the trade group that represents the Federal Home Loan Banks), as well as the ABA and the ICBA to help ensure that the legislation as finally adopted will permit the Federal Home Loan Bank System to continue to fulfill its mission of supporting the 8,100 member lenders to ensure that credit remains available for homes and businesses on Main Street. In this regard, I would like to thank Senators Robert Menendez and Charles Schumer, members of the Senate Banking Committee, for their ongoing support of the FHLBanks.

Adam Goldstein Promoted to Senior Vice President

I am pleased to announce that the Compensation and Human Resources Committee of the Bank's Board of Directors has approved the promotion of Adam Goldstein to the rank of Senior Vice President. Adam was promoted on March 20, 2008, to Head of the Sales and Marketing Group with the responsibilities for leading the marketing and sales efforts of the Bank. Adam’s new responsibilities will include serving as a member of the Management Committee.

The Home Loan Bank plays an integral role in helping our member lenders serve the financing needs of the residents and businesses in our District. Access to the FHLBNY's advance products helps you, our members, serve a wide range of borrowers and offer a variety of suitable and attractive loan products in all environments. We are grateful for the opportunity to serve you.

Sincerely,

Alfred A. DelliBovi
President

Enclosed

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Summary of FHLBank Provisions in Senate Banking Committee GSE Reform Bill

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

June 3, 2008	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Summary of FHLBank Provisions in Senate Banking Committee GSE Reform Bill